Exhibit 10.4
Consent of Independent Registered Public Accounting Firm
We consent to the reference of our firm under the caption “Experts” and to the use of our report, dated February 7, 2006, with respect to the unit value data of Federal Life Variable Annuity Account A for each of the three years in the period ended December 31, 2005 included in the
Pre-Effective Amendment No. 2 to the Registration Statement (Form N-4 No. 333-147464) and related Prospectus of Federal Life Variable Annuity Account A for the registration of securities to be sold under individual variable deferred annuity contracts with Federal Life Insurance Company (Mutual).

/s/ Ernst & Young LLP
Ernst & Young LLP

Chicago, Illinois
August 12, 2008